Exhibit 99.2

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to securities of ALCO Stores, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

May 14, 2014

MILWAUKEE PRIVATE WEALTH MANAGEMENT, INC.

By:	/s/ Jeffrey Geygan
Name:	Jeffrey Geygan
Title:	President and Chief Executive Officer

VI CAPITAL FUND, LP
By VI Capital Management, LLC, its general partner

By:	/s/ David W. Pointer
Name:	David W. Pointer
Title:	Managing Member

VI CAPITAL MANAGEMENT, LLC

By:	/s/ David W. Pointer
Name:	David W. Pointer
Title:	Managing Member

/s/ David W. Pointer
David W. Pointer

/s/ Charles M. Gillman
Charles M. Gillman

/s/ John M. Climaco
John M. Climaco

/s/ Dilip Singh
Dilip Singh

/s/ Jeffrey Geygan
Jeffrey Geygan

/s/ Stanley B. Latacha
Stanley B. Latacha

/s/ Robert J. Sarlls
Robert J. Sarlls

/s/ William L. Lechtner
William L. Lechtner

/s/ Mark D. Stolper
Mark D. Stolper